EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Toby Chu his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of November 9, 2005:

Signatures
Name and Signature	Title
/s/ Bruno Wu	Chairman & Director
Per: Bruno Wu

/s/ Yucheng Ding	Chief Executive Officer and Director
Per: Yucheng Ding

/s/ Xiaotao Chen	Chief Operations Officer and Director
Per: Xiaotao Chen
/s/ John Zongyang Li	Executive Director
Per: John Zongyang Li

/s/ Chauncey Shey	Vice Chairman and Independent Director
Per: Chauncey Shey

/s/ Kay Koplovitz	Vice Chairman and Independent Director
Per: Kay Koplovitz

/s/ Clarence Lo	Chief Financial Officer and Secretary
Per: Clarence Lo